EXHIBIT 5.1



                          Duane, Morris & Heckscher LLP

                                ATTORNEYS AT LAW

                                ONE LIBERTY PLACE
                           PHILADELPHIA, PA 19103-7396
                                 (215) 979-1000

                                       FAX
                                 (215) 979-1020

                               www.duanemorris.com



                                                            NEW YORK, NY
                                                            WASHINGTON, DC
                                                            SAN FRANCISCO, CA
                                                            BOSTON, MA
                                                            MIAMI, FL
                                                            WILMINGTON, DE
                                                            HARRISBURG, PA
                                                            WAYNE, PA
                                                            CHERRY HILL, NJ
                                                            NEWARK, NJ
                                                            PALM BEACH, FL
                                                            ALLENTOWN, PA
                                                            HOUSTON, TX
                                                            DOVER, DE



                                 August 10, 1999



The Board of Directors of
Entrade Inc.
521 Fellowship Road, Suite 130
Mount Laurel, NJ  08054

Ladies and Gentlemen:

         We have acted as special counsel to Entrade Inc. (the "Company") in connection with the preparation and filing with the Securities and Exchange Commission of the Company's registration on Form S-4, File No. 333-79175 (as amended, the "Registration Statement"), under the Securities Act of 1933, as amended, relating to the offering of up to 15,658,644 shares of Common Stock (the "Shares") issuable in connection with the merger (the "Merger") under the Agreement and Plan of Merger (the "Merger Agreement") dated as of February 23, 1999, as amended, among Artra Group Incorporated, WWWX Merger Subsidiary, Inc., NA Acquisition Corp. (now known as Entrade Inc.) and WorldWide Web NetworX Corporation.

         We have supervised all corporate proceedings in connection with the preparation and filing of the Registration Statement. We have also examined the Company's Articles of Incorporation and Bylaws, as amended to date, the corporate minutes and other proceedings and the records relating to the authorization, sale and issuance of the Shares under the Merger Agreement, and such other documents and matters of law as we have deemed necessary or appropriate in order to render this opinion.

         Based on the foregoing, we are of the opinion that the Shares are duly authorized and, when issued in accordance with the Merger Agreement as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

         We  hereby  consent  to the use of  this  opinion  in the  Registration
Statement, and we further consent to the reference to our name in the Registration Statement under the caption "Legal Matters."


                                         Sincerely,
                                         /s/ Duane, Morris & Heckscher LLP